                                LNB Bancorp, Inc.

                               Exhibit to Form 10-Q

                     (For the six months ended June 30, 1996)

                           S - K Reference Number (11)


                     Computation of Shares Used for Earnings
                              Per Share Calculation.



                                                    Six Months Ended
                                                        June 30
                                                 ----------------------
                                                    1996         1995
                                                 ---------    ---------

       Weighted Average Shares Outstanding       4,123,600    4,093,123

       Common Stock Equivalents (Stock Options)     16,825       33,870
                                                 ---------    ---------
                                                 4,140,425    4,126,993
                                                 =========    =========